Exhibit 99

TARGET CORPORATION ANNOUNCES STRONG THIRD QUARTER EARNINGS

Remains Cautious on Fourth Quarter Outlook

MINNEAPOLIS, November 17, 2009 –– Target Corporation (NYSE:TGT) today reported net earnings of $436 million for the third quarter ended October 31, 2009, compared with $369 million in the third quarter ended November 1, 2008. Earnings per share in the third quarter increased 18.6 percent to $0.58 from $0.49 in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“We’re very pleased with our third quarter earnings performance, which reflects strong execution and a commitment to continued innovation by teams throughout the company,” said Gregg Steinhafel, chairman, president and chief executive officer of Target Corporation. “Profitability in our retail segment during the third quarter was well above expectations, and credit card segment profitability also improved due to continued thoughtful portfolio management in a challenging credit environment. As we look ahead, we remain keenly focused on delighting our guests with exciting merchandise, exceptional prices and superior service during the holiday season and believe we are well-positioned to capture profitable market share.”

Retail Segment Results

Sales increased 1.4 percent in the third quarter to $14.8 billion in 2009 from $14.6 billion in 2008, due to the contribution from new store expansion, partially offset by a 1.6 percent decline in comparable-store sales. Retail segment earnings before interest expense and income taxes (EBIT) were $791 million in the third quarter of 2009, a 2.4 percent increase from $772 million in 2008.

Third quarter gross margin rate increased to 30.8 percent from 30.6 percent in 2008, due to gross margin rate improvements within categories, partially offset by a smaller-than-expected mix impact of faster sales growth in non-discretionary lower margin rate categories. Third quarter selling, general and administrative (SG&A) expense dollars were up 0.5 percent compared to 2008, as the expense related to operating additional stores was substantially offset by productivity improvements. At quarter-end, the company was operating 59 more stores than a year ago.

Depreciation and amortization was $533 million in the third quarter, up 14.8 percent from $465 million in 2008. More than half of this increase was driven by the recognition of accelerated depreciation on store assets that are expected to be replaced as part of the company’s 2010 store remodel program.

Credit Card Segment Results

Average credit card receivables in the quarter decreased $547 million, or 6.3 percent, from the third quarter of 2008, and quarter-end receivables decreased $717 million, or 8.2 percent, from the same period a year ago.

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TARGET CORPORATION

Credit card segment profit in the quarter increased to $60 million from $35 million last year as a result of improved portfolio performance that more than offset the impact of lower floating interest rates. Target’s pretax return on invested capital (ROIC) from its investment in the credit card segment increased to 9.0 percent in the third quarter from 4.3 percent in 2008.

Net write-offs in the quarter were $280 million, in line with expectations. The allowance for doubtful accounts was $1,025 million at quarter-end, compared with $1,004 million at the end of the second quarter.

Other Expenses

Net interest expense for the quarter decreased $43 million from third quarter 2008 to $191 million, reflecting a lower average portfolio interest rate combined with lower average debt balances.

The company’s effective income tax rate for the third quarter was 36.1 percent in 2009, down from 41.7 percent in 2008, primarily due to a decrease in the amount of reserves recorded for tax uncertainties and a higher proportion of earnings that are not subject to tax. For the full year, the company now expects an effective income tax rate in the range of 36.5 to 37.5 percent.

Fourth Quarter Outlook

In light of the current and projected economic environment and expectations for a highly promotional holiday season, Target remains cautious about fourth quarter performance and is planning conservatively in both business segments.

Miscellaneous

Target Corporation will webcast its third quarter earnings conference call at 9:30 a.m. CST today.  Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “webcasts”). A telephone replay of the call will be available beginning at approximately 11:30 a.m. CST today through the end of business on November 19, 2009. The replay number is (800) 642-1687 (passcode: 73959981).

The statements on the expected tax rate and fourth quarter outlook are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 31, 2009.

Target Corporation’s retail segment includes large, general merchandise and food discount stores, and a fully integrated on-line business called Target.com. In addition, the company operates a credit card segment that offers branded proprietary and Visa credit card products. At quarter-end, the company operated 1,743 Target stores in 49 states.

Target Corporation news releases are available at www.target.com.

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(Tables Follow)

Contacts:	John Hulbert (Investors)	Eric Hausman (Financial Media)
	(612) 761-6627	(612) 761-2054

TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Nine Months Ended
	October 31,	November 1,		October 31,	November 1,
(millions, except per share data)	2009	2008	Change	2009	2008	Change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Sales	$14,789	$14,588	1.4%	$43,717	$43,861	(0.3	) %
Credit card revenues	487	526	(7.5)	1,459	1,527	(4.5)
Total revenues	15,276	15,114	1.1	45,176	45,388	(0.5)
Cost of sales	10,229	10,130	1.0	30,080	30,332	(0.8)
Selling, general and administrative expenses	3,255	3,245	0.3	9,405	9,436	(0.3)
Credit card expenses	381	403	(5.5)	1,153	1,023	12.7
Depreciation and amortization	537	469	14.5	1,487	1,352	9.9
Earnings before interest expense and income taxes	874	867	0.9	3,051	3,245	(6.0)
Net interest expense
Nonrecourse debt collateralized by credit card receivables	23	60	(60.6)	74	126	(41.4)
Other interest expense	168	180	(6.8)	517	550	(6.1)
Interest income	-	(6)	(96.4)	(3)	(24)	(89.2)
Net interest expense	191	234	(18.3)	588	652	(9.8)
Earnings before income taxes	683	633	8.0	2,463	2,593	(5.0)
Provision for income taxes	247	264	(6.5)	911	988	(7.7)
Net earnings	$436	$369	18.4%	$1,552	$1,605	(3.3	) %
Basic earnings per share	$0.58	$0.49	18.7%	$2.06	$2.07	(0.2	) %
Diluted earnings per share	$0.58	$0.49	18.6%	$2.06	$2.06	0.0%
Weighted average common shares outstanding
Basic	751.8	753.5		752.0	776.4
Diluted	755.7	756.6		754.3	780.1

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	October 31,	January 31,	November 1,
(millions)	2009	2009	2008
Assets	(unaudited)		(unaudited)
Cash and cash equivalents, including marketable securities of $273, $302 and $397	$864	$864	$918
Credit card receivables, net of allowance of $1,025, $1,010 and $765	7,023	8,084	7,999
Inventory	9,382	6,705	9,050
Other current assets	2,314	1,835	2,272
Total current assets	19,583	17,488	20,239
Property and equipment
Land	5,754	5,767	5,727
Buildings and improvements	22,250	20,430	20,454
Fixtures and equipment	4,732	4,270	4,212
Computer hardware and software	2,599	2,586	2,610
Construction-in-progress	291	1,763	1,320
Accumulated depreciation	(10,035)	(9,060)	(8,798)
Property and equipment, net	25,591	25,756	25,525
Other noncurrent assets	805	862	1,277
Total assets	$45,979	$44,106	$47,041
Liabilities and shareholders’ investment
Accounts payable	$7,641	$6,337	$7,590
Accrued and other current liabilities	3,117	2,913	3,057
Unsecured debt and other borrowings	577	1,262	2,849
Nonrecourse debt collateralized by credit card receivables	1,063	-	-
Total current liabilities	12,398	10,512	13,496
Unsecured debt and other borrowings	11,432	12,000	11,966
Nonrecourse debt collateralized by credit card receivables	4,463	5,490	5,478
Deferred income taxes	804	455	589
Other noncurrent liabilities	1,911	1,937	1,932
Total noncurrent liabilities	18,610	19,882	19,965
Shareholders’ investment
Common stock	63	63	63
Additional paid-in capital	2,866	2,762	2,725
Retained earnings	12,559	11,443	10,967
Accumulated other comprehensive loss	(517)	(556)	(175)
Total shareholders’ investment	14,971	13,712	13,580
Total liabilities and shareholders’ investment	$45,979	$44,106	$47,041
Common shares outstanding	752.2	752.7	752.8

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Nine Months Ended
	October 31,	November 1,
(millions) (unaudited)	2009	2008
Operating activities
Net earnings	$1,552	$1,605
Reconciliation to cash flow
Depreciation and amortization	1,487	1,352
Share-based compensation expense	72	43
Deferred income taxes	451	(32)
Bad debt provision	900	751
Loss on disposal of property and equipment, net	85	33
Other non-cash items affecting earnings	44	165
Changes in operating accounts providing / (requiring) cash
Accounts receivable originated at Target	190	(313)
Inventory	(2,677)	(2,270)
Other current assets	(251)	(322)
Other noncurrent assets	27	5
Accounts payable	1,303	869
Accrued and other current liabilities	(148)	(270)
Other noncurrent liabilities	(8)	4
Other	-	160
Cash flow provided by operations	3,027	1,780
Investing activities
Expenditures for property and equipment	(1,440)	(2,827)
Proceeds from disposal of property and equipment	25	26
Change in accounts receivable originated at third parties	(29)	(383)
Other investments	10	(179)
Cash flow required for investing activities	(1,434)	(3,363)
Financing activities
Change in commercial paper, net	-	1,382
Reductions of short-term notes payable	-	(500)
Additions to long-term debt	-	3,557
Reductions of long-term debt	(1,255)	(1,254)
Dividends paid	(369)	(345)
Repurchase of stock	-	(2,815)
Stock option exercises and related tax benefit	31	34
Other	-	(8)
Cash flow (required for)/provided by financing activities	(1,593)	51
Net increase/(decrease) in cash and cash equivalents	-	(1,532)
Cash and cash equivalents at beginning of period	864	2,450
Cash and cash equivalents at end of period	$864	$918

Subject to reclassification

TARGET CORPORATION

Retail Segment

Retail Segment Results	Three Months Ended			Nine Months Ended
	October 31,	November 1,		October 31,	November 1,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Sales	$14,789	$14,588	1.4%	$43,717	$43,861	(0.3)%
Cost of sales	10,229	10,130	1.0	30,080	30,332	(0.8)
Gross margin	4,560	4,458	2.3	13,637	13,529	0.8
SG&A expenses(a)	3,236	3,221	0.5	9,345	9,361	(0.2)
EBITDA	1,324	1,237	7.1	4,292	4,168	3.0
Depreciation and amortization	533	465	14.8	1,476	1,339	10.2
EBIT	$791	$772	2.4%	$2,816	$2,829	(0.4)%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $19 million and $59 million for the three and nine months ended October 31, 2009, respectively, and $24 million and $75 million for the three and nine months ended November 1, 2008, respectively, are recorded as a reduction to SG&A expenses within the Retail Segment.

Retail Segment Rate Analysis	Three Months Ended		Nine Months Ended
	October 31,	November 1,	October 31,	November 1,
(unaudited)	2009	2008	2009	2008
Gross margin rate	30.8%	30.6%	31.2%	30.8%
SG&A expense rate	21.9%	22.1%	21.4%	21.3%
EBITDA margin rate	9.0%	8.5%	9.8%	9.5%
Depreciation and amortization expense rate	3.6%	3.2%	3.4%	3.1%
EBIT margin rate	5.3%	5.3%	6.4%	6.4%

Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

Comparable-Store Sales	Three Months Ended		Nine Months Ended
	October 31,	November 1,	October 31,	November 1,
(unaudited)	2009	2008	2009	2008
Comparable-store sales	(1.6)%	(3.3)%	(3.9)%	(1.5)%
Drivers of changes in comparable-store sales:
Number of transactions	0.6%	(3.6)%	(1.1)%	(2.5)%
Average transaction amount	(2.2)%	0.3%	(2.8)%	1.0%
Units per transaction	(1.6)%	(1.5)%	(2.4)%	(1.3)%
Selling price per unit	(0.6)%	1.8%	(0.4)%	2.3%

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

Number of Stores and Retail Square Feet	Number of Stores			Retail Square Feet(a)
	October 31,	January 31,	November 1,	October 31,	January 31,	November 1,
(unaudited)	2009	2009	2008	2009	2009	2008
Target general merchandise stores	1,491	1,443	1,445	187,481	180,321	180,200
SuperTarget stores	252	239	239	44,645	42,267	42,220
Total	1,743	1,682	1,684	232,126	222,588	222,420

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

Credit Card Segment

Credit Card Segment Results	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	October 31, 2009		November 1, 2008		October 31, 2009		November 1, 2008
	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$365	17.8%	$366	16.7%	$1,097	17.4%	$1,060	16.5%
Late fees and other revenue	92	4.5	123	5.6	270	4.3	352	5.5
Third party merchant fees	30	1.5	37	1.7	92	1.5	115	1.8
Total revenues	487	23.8	526	24.1	1,459	23.1	1,527	23.8
Bad debt expense	301	14.7	314	14.4	900	14.3	751	11.7
Operations and marketing expenses(a)	99	4.8	113	5.2	312	4.9	347	5.4
Depreciation and amortization	4	0.2	4	0.2	11	0.2	13	0.2
Total expenses	404	19.7	431	19.7	1,223	19.4	1,111	17.3
EBIT	83	4.1	95	4.3	236	3.7	416	6.5
Interest expense on nonrecourse debt collateralized by credit card receivables	23		60		74		126
Segment profit	$60		$35		$162		$290
Average gross credit card receivables funded by Target(b)	$2,677		$3,272		$2,910		$4,392
Segment pretax ROIC(c)	9.0%		4.3%		7.4%		8.8%

(a)  New account and loyalty rewards redeemed by our guests reduce reported sales. Our Retail Segment charges the cost of these discounts to our Credit Card Segment, and the reimbursements of $19 million and $59 million for the three and nine months ended October 31, 2009, respectively, and $24 million and $75 million for the three and nine months ended November 1, 2008, respectively, are recorded as an increase to operations and marketing expenses within the Credit Card Segment.

(b) Amounts represent the portion of average credit card receivables funded by Target. These amounts exclude $5,520 million and $5,508 million for the three and nine months ended October 31, 2009, respectively, and $5,473 million and $4,176 million for the three and nine months ended November 1, 2008, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate represents segment profit divided by average receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

Spread Analysis - Total Portfolio	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
	October 31, 2009			November 1, 2008			October 31, 2009			November 1, 2008
	Yield			Yield			Yield			Yield
	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$83	4.1%	(b)	$95	4.3%	(b)	$236	3.7%	(b)	$416	6.5%	(b)
LIBOR(a)		0.3%			3.1%			0.3%			2.8%
Spread to LIBOR(c)	$78	3.8%	(b)	$27	1.2%	(b)	$213	3.4%	(b)	$235	3.7%	(b)

(a) Balance-weighted average one-month LIBOR

(b) As a percentage of average gross credit card receivables.

(c) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

Receivables Rollforward Analysis	Three Months Ended			Nine Months Ended
	October 31,	November 1,		October 31,	November 1,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Beginning gross credit card receivables	$8,293	$8,641	(4.0)%	$9,094	$8,624	5.4%
Charges at Target	799	955	(16.4)	2,445	2,923	(16.3)
Charges at third parties	1,648	2,082	(20.8)	5,080	6,488	(21.7)
Payments	(2,870)	(3,221)	(10.9)	(9,071)	(10,209)	(11.1)
Other	178	307	(42.0)	500	938	(46.7)
Period-end gross credit card receivables	$8,048	$8,764	(8.2)%	$8,048	$8,764	(8.2)%
Average gross credit card receivables	$8,197	$8,745	(6.3)%	$8,418	$8,568	(1.7)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	6.5%	5.6%		6.5%	5.6%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	4.6%	3.8%		4.6%	3.8%

Allowance for Doubtful Accounts	Three Months Ended			Nine Months Ended
	October 31,	November 1,		October 31,	November 1,
(millions) (unaudited)	2009	2008	Change	2009	2008	Change
Allowance at beginning of period	$1,004	$661	52.0%	$1,010	$570	77.1%
Bad debt provision	301	314	(4.3)	900	751	19.9
Net write-offs(a)	(280)	(210)	33.4	(885)	(556)	59.2
Allowance at end of period	$1,025	$765	33.9%	$1,025	$765	33.9%
As a percentage of period-end gross credit card receivables	12.7%	8.7%		12.7%	8.7%
Net write-offs as a percentage of average gross credit card receivables (annualized)	13.7%	9.6%		14.0%	8.7%

(a) Net write-offs include the principal amount of losses (excluding accrued and unpaid finance charges) less current period principal recoveries.

Subject to reclassification